Exhibit 99.2
AMENDMENT NO. 2
TO
FOURTH AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT
THIS AMENDMENT NO. 2 TO FOURTH AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time, this “Amendment”), dated as of October 19, 2023, is entered into by and between:
(1) Quest Diagnostics Incorporated, a Delaware corporation, Quest Diagnostics Nichols Institute, Inc., a California corporation, Quest Diagnostics Incorporated, a Maryland corporation, Quest Diagnostics LLC, a Connecticut limited liability company, Quest Diagnostics LLC, a Massachusetts limited liability company, Quest Diagnostics of Pennsylvania Inc., a Delaware corporation, Quest Diagnostics LLC, an Illinois limited liability company, Quest Diagnostics Clinical Laboratories, Inc., a Delaware corporation, Unilab Corporation, a Delaware corporation, Quest Diagnostics Nichols Institute, Inc., a Virginia corporation, Quest Diagnostics Incorporated, a Nevada corporation, LabOne, LLC, a Missouri limited liability company, ExamOne World Wide, Inc., a Pennsylvania corporation, LabOne of Ohio, Inc., a Delaware corporation, Blueprint Genetics Inc., a Delaware corporation, Specialty Laboratories, Inc., a California corporation, Reprosource Fertility Diagnostics, Inc., a Massachusetts corporation, and Quest Diagnostics Health and Wellness LLC, a Delaware limited liability company, as sellers (all of the foregoing, collectively, the “Sellers”), and
(2) Quest Diagnostics Receivables Inc., a Delaware corporation, as purchaser (the “Buyer”), with respect to that certain Fourth Amended and Restated Receivables Sale Agreement dated as of October 28, 2015 by and between the parties (as amended, supplemented, joined, restated and/or otherwise modified from time to time, the “Sale Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Sale Agreement.
Preliminary Statement:

On the terms and subject to the conditions hereinafter set forth, the parties wish to amend the Sale Agreement as hereinafter provided.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Amendment No. 2 to 4th A&R RSA

1.Amendments.

1.1        All references in the Sale Agreement to “Athena Diagnostics Incorporated, a Maryland corporation” and “Athena” are hereby replaced, respectively, with “Blueprint Genetics Inc., a Delaware corporation” and “Blueprint.”
1.2        The definition of “Existing Sellers” in Annex A to the Sale Agreement is hereby amended and restated in its entirety to read as follows:
“Existing Sellers” means, as of October 19, 2023, Quest Diagnostics Incorporated, a Delaware corporation, Quest Diagnostics Nichols Institute, Inc., a California corporation, Quest Diagnostics Incorporated, a Maryland corporation, Quest Diagnostics LLC, a Connecticut limited liability company, Quest Diagnostics LLC, a Massachusetts limited liability company, Quest Diagnostics of Pennsylvania Inc., a Delaware corporation, Quest Diagnostics LLC, an Illinois limited liability company, Quest Diagnostics Clinical Laboratories, Inc., a Delaware corporation, Unilab Corporation, a Delaware corporation, Quest Diagnostics Nichols Institute, Inc., a Virginia corporation, Quest Diagnostics Incorporated, a Nevada corporation, LabOne, LLC, a Missouri limited liability company, ExamOne World Wide, Inc., a Pennsylvania corporation, LabOne of Ohio, Inc., a Delaware corporation, Blueprint Genetics Inc., a Delaware corporation, Specialty Laboratories, Inc., a California corporation, Reprosource Fertility Diagnostics, Inc., a Massachusetts corporation, and Quest Diagnostics Health and Wellness LLC, a Delaware limited liability company.
1.3    Schedule 2.1(o) to the Sale Agreement is hereby amended and restated in its entirety to read as follows:
SCHEDULE 2.1(o)
SELLERS’ FEDERAL TAXPAYER ID NUMBERS; AND LOCATIONS OF RECORDS
[See Part B of Schedule 6.1(n) to the Credit and Security Agreement]

2.Representations and Warranties. In order to induce the Buyer to enter into this Amendment, each of the Sellers hereby represents and warrants to the Buyer and its assigns as follows:
2.1        Such Seller has all necessary corporate or other entity power, authority and legal right to execute, deliver and perform its obligations under this Amendment; the execution, delivery and performance by such Seller of this Amendment have been duly authorized by all necessary

Amendment No. 2 to 4th A&R RSA

corporate or other entity action on its part; and this Amendment has been duly and validly executed and delivered by such Seller and constitutes its legal, valid and binding obligation, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general applicability from time to time in effect affecting the enforcement of creditors’ rights and remedies and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and
2.2        Each of such Seller’s representations and warranties set forth in Article II of the Sale Agreement is true and correct as of the date hereof as though made on the date hereof, except for such representations and warranties that speak only as of an earlier date, in which case each of such representations and warranties was true and correct as of such earlier date.
3.Miscellaneous.
3.1    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW.
3.2    EACH PARTY HERETO HEREBY IRREVOCABLY (a) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN THE STATE OF NEW YORK, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY TRANSACTION DOCUMENT; (b) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR UNITED STATES FEDERAL COURT; (c) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; (d) CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN SECTION 8.2 OF THE SALE AGREEMENT; AND (e) TO THE EXTENT ALLOWED BY LAW, AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION SHALL AFFECT BUYER’S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING AGAINST ANY SELLER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

Amendment No. 2 to 4th A&R RSA

3.3    EACH PARTY HERETO EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AMENDMENT, ANY OTHER TRANSACTION DOCUMENT, OR UNDER ANY AMENDMENT, INSTRUMENT, JOINDER AGREEMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED BY IT OR ON ITS BEHALF IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. To the fullest extent permitted by applicable law, delivery of an executed counterpart of a signature page of this Amendment by telefacsimile or electronic image scan transmission (such as a “pdf” file) will be effective to the same extent as delivery of a manually executed original counterpart of this Amendment.

<signature pages follow>

Amendment No. 2 to 4th A&R RSA

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first above written.

QUEST DIAGNOSTICS INCORPORATED, a Delaware corporation

By: _/s/: Sandip R. Patel____________________
Name: Sandip R. Patel
Title: Vice President and Treasurer

QUEST DIAGNOSTICS NICHOLS INSTITUTE, INC., a California corporation

By: _/s/: Sandip R. Patel____________________
Name: Sandip R. Patel
Title: Vice President and Treasurer

QUEST DIAGNOSTICS LLC, a Connecticut limited liability company

By: _/s/: Sandip R. Patel____________________
Name: Sandip R. Patel
Title: Vice President and Treasurer

QUEST DIAGNOSTICS LLC, a Massachusetts limited liability company

By: _/s/: Sandip R. Patel____________________
Name: Sandip R. Patel
Title: Vice President and Treasurer

Amendment No. 2 to 4th A&R RSA

QUEST DIAGNOSTICS OF PENNSYLVANIA INC., a Delaware corporation

By: _/s/: Sandip R. Patel____________________
Name: Sandip R. Patel
Title: Vice President and Treasurer

QUEST DIAGNOSTICS LLC, an Illinois limited liability company

By: _/s/: Sandip R. Patel____________________
Name: Sandip R. Patel
Title: Vice President and Treasurer

QUEST DIAGNOSTICS CLINICAL LABORATORIES, INC., a Delaware corporation

By: _/s/: Sandip R. Patel____________________
Name: Sandip R. Patel
Title: Vice President and Treasurer

UNILAB CORPORATION, a Delaware corporation

By: _/s/: Sandip R. Patel____________________
Name: Sandip R. Patel
Title: Vice President and Treasurer

Amendment No. 2 to 4th A&R RSA

QUEST DIAGNOSTICS NICHOLS INSTITUTE, INC., a Virginia corporation

By: _/s/: Sandip R. Patel____________________
Name: Sandip R. Patel
Title: Vice President and Treasurer

QUEST DIAGNOSTICS INCORPORATED, a Nevada corporation

By: _/s/: Sandip R. Patel____________________
Name: Sandip R. Patel
Title: Vice President and Treasurer

LABONE, LLC, a Missouri limited liability company

By: _/s/: Sandip R. Patel____________________
Name: Sandip R. Patel
Title: Vice President and Treasurer

EXAMONE WORLD WIDE, INC., a Pennsylvania corporation

By: _/s/: Sandip R. Patel____________________
Name: Sandip R. Patel
Title: Vice President and Treasurer

Amendment No. 2 to 4th A&R RSA

LABONE OF OHIO, INC., a Delaware corporation

By: _/s/: Sandip R. Patel____________________
Name: Sandip R. Patel
Title: Vice President and Treasurer

BLUEPRINT GENETICS INC., a Delaware corporation

By: _/s/: Sandip R. Patel____________________
Name: Sandip R. Patel
Title: Vice President and Treasurer

SPECIALTY LABORATORIES, INC., a California corporation

By: _/s/: Sandip R. Patel____________________
Name: Sandip R. Patel
Title: Vice President and Treasurer

REPROSOURCE FERTILITY DIAGNOSTICS, INC., a Massachusetts corporation

By: _/s/: Sandip R. Patel____________________
Name: Sandip R. Patel
Title: Vice President and Treasurer

Amendment No. 2 to 4th A&R RSA

QUEST DIAGNOSTICS HEALTH AND WELLNESS LLC, a Delaware limited liability company

By: _/s/: Sandip R. Patel____________________
Name: Sandip R. Patel
Title: Vice President and Treasurer

QUEST DIAGNOSTICS RECEIVABLES INC., a Delaware corporation

By: _/s/: Sandip R. Patel____________________
Name: Sandip R. Patel
Title: Vice President and Treasurer

Amendment No. 2 to 4th A&R RSA